UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2017 (October 4, 2017)
WEST COAST VENTURES GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15400 W 64th Ave, Unit E1A, Arvada, Colorado		80007-6876
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(303) 423-1300
333 City Blvd. West, 17th Floor, Orange, California 92868
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 30, 2016, West Coast Ventures Group Corp. (“WCVC”) entered into a Definitive Share Exchange Agreement (the “Agreement”) to acquire all issued and outstanding shares of Nixon Restaurant Group, Inc. (the “Company” or “NRG”), an Denver, Colorado-based Florida corporation located at 15400 W. 64th Avenue, Unit E1A, Arvada, Colorado 80007, for 5,418,000 common and 500,000 preferred shares of WCVC (the “WCVC Shares”), representing 17.76% of the outstanding shares of WCVC (the “Share Exchange”), calculated post-issuance. The Agreement was with NRG and James M. Nixon (“Nixon”), the principal shareholder of NRG.  Prior to the Share Exchange, Nixon held outstanding shares of NRG, consisting of 20,000,000 common and 500,000 Series A preferred shares representing an 73.83% ownership stake in NRG. Prior to the Share Exchange, Nixon acquired from WCVC stockholders, 15,000,000 WCVC common shares and an additional 7,000,000 common shares of WCVC from WCVC. As a result of this Agreement, WCVC is filing this Form 8-K. Once the transaction is closed, NRG will become the wholly-owned subsidiary of WCVC, with WCVC holding all 27,090,000 common and 500,000 Series A preferred outstanding shares of NRG common stock. As a result of this acquisition, WCVC has adopted the fiscal year end of NRG, December 31. The first consolidated post-acquisition report will be the Form 10-Q for the fiscal quarter ended June 30, 2017 and being filed concurrently with this Form 8-K.

ITEM 1.02  RISK FACTORS

This Current Report contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those discussed in this Current Report.  These risks and uncertainties include, but are not limited to, the following.

Limited Operating History; Financial Position Not Robust; Losses/Lack of Profitable Operations to Date

NRG has incurred net losses since inception and may continue to incur net losses while it builds its business and as such it may not achieve or maintain profitability. The Company’s limited operating history makes it difficult to evaluate its business and prospects, and there is no assurance that the business of the Company will grow or that it will become profitable.

The Company has been in existence for approximately three years, a relatively short time compared to our competitors. While the Company has experienced recent substantial growth in our revenues in 2016 over 2015, and 2015 over 2014, there is no assurance that our revenues will continue to experience such a trend line, nor even that our revenues will continue to grow. Because of our limited operating history, it is difficult to extrapolate any meaningful projections about the Company’s future.  We do not have significant assets with which to press our plans forward.

Our competitors are significantly better funded than we are. This could prove detrimental in that we may not have the funds with which to open new restaurant locations. Our competitors could engage in predatory pricing or other tactics in an attempt to eliminate our market share. The Company has incurred net losses since inception, and may continue to incur net losses while it builds its business and, consequently, it may not achieve or maintain profitability.

Future Growth

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to open new restaurant locations, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties as well as sufficient funding. To accommodate growth and to compete effectively, the Company will need working capital to develop additional procedures and controls and increase, train, motivate and manage its work force.

There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues from its prospective sales partners and be able to capitalize on additional third party manufacturers.

Additional Financing Requirements

We intend to continue to make investments to support our business growth and might require additional funds to respond to business challenges or opportunities, including the need to open additional restaurants, develop new products and menu items or enhance our products and menu items, and enhance our operating infrastructure. Accordingly, we might need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Moreover, if we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Reliance on Key Personnel

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff.

Most specifically, this includes its President/CEO James Nixon who oversees overall management and future growth. The Company faces intense competition for the professionals that the Company will need to retain as it grows from its competitors and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

Confidentiality Agreements with Employees and Others May Not Adequately Prevent Disclosure of Trade Secrets and Other Proprietary Information.

In order to protect our proprietary processes, we also rely in part on confidentiality agreements with our employees, consultants and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Business Combinations

The Company may, in the future, pursue acquisitions of other complementary businesses. The Company has limited experience with respect to acquiring other businesses. If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

Competition and Market Share

We operate in the highly competitive restaurant industry. If we are not able to compete effectively, it will have a material adverse effect on our business, financial condition and results of operations.

We face significant competition from restaurants in the quick-casual dining and traditional fast food segments of the restaurant industry. These segments are highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambience and condition of each restaurant. Our competition includes a variety of locally-owned restaurants offering dine-in, carry-out, delivery and catering services. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than we do. Among our competitors are a number of multi-unit, multi-market, fast casual restaurant concepts, some of which are expanding nationally. As we expand, we will face competition from these restaurant concepts as well as new competitors that strive to compete with our market segments. These competitors may have, among other things, lower operating costs, better locations, better facilities, better management, more effective marketing and more efficient operations. Additionally, we face the risk that new or existing competitors will copy our business model, menu options, presentation or ambience, among other things.

Any inability to successfully compete with the restaurants in our markets will place downward pressure on our customer traffic and may prevent us from increasing or sustaining our revenue and profitability. Consumer tastes, nutritional and dietary trends, traffic patterns and the type, number and location of competing restaurants often affect the restaurant business, and our competitors may react more efficiently and effectively to those conditions. Several of our competitors compete by offering menu items that are specifically identified as low in carbohydrates, gluten-free or healthier for consumers. In addition, many of our traditional fast food restaurant competitors offer lower-priced menu options, meal packages or loyalty programs. Our sales could decline due to changes in popular eating trends, such as low carbohydrate diets, and media attention on new restaurants. If we are unable to continue to compete effectively, our traffic, sales and restaurant contribution could decline which would have a material adverse effect on our business, financial condition and results of operations.

Our success depends primarily on our ability to operate our existing restaurants and open new restaurants and is subject to many unpredictable factors.

We expect that one of the key means of achieving our growth strategy for the foreseeable future will be through the operation of our five (5) existing restaurants and opening new restaurants and operating those restaurants on a profitable basis. Delays or failures in opening new restaurants could have a material adverse effect on our growth strategy and our business, financial condition and results of operations. As we operate more restaurants, our rate of expansion relative to the size of our restaurant base will decline.

In addition, one of our biggest challenges is locating and securing an adequate supply of suitable new restaurant sites. Competition for those sites is intense, and other restaurant and retail concepts that compete for those sites may have economic models that permit them to bid more aggressively for those sites than we can. There is no guarantee that a sufficient number of suitable sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. Our ability to open new restaurants also depends on other factors, including:

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negotiating leases with acceptable terms;

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identifying, hiring and training qualified employees in each local market;

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identifying and securing an appropriate site;

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timely delivery of leased premises to us from our landlords and punctual commencement of our build-out construction activities;

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managing construction and development costs of new restaurants, particularly in competitive markets;

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obtaining construction materials and labor at acceptable costs;

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securing required governmental approvals, permits and licenses (including construction and other permits) in a timely manner and responding effectively to any changes in local, state or federal laws and regulations; and

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avoiding the impact of inclement weather, natural disasters and other calamities.

Our progress in opening restaurants may occur at an uneven rate. If we do not open new restaurants in the future according to our current plans, the delay could have a material adverse effect on our business, financial condition and results of operations.

Our expansion into new markets may present increased risks.

We plan to open restaurants in markets where we have little or no operating experience. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than restaurants we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and culture. We may also incur higher costs from entering new markets if, for example, we assign regional managers to manage comparatively fewer restaurants than in more developed markets. As a result, these new restaurants may be less successful. We may not be able to successfully develop critical market presence for our brand in new geographical markets, as we may be unable to find and secure attractive locations, build name recognition or attract new customers. Inability to fully implement or failure to successfully execute our plans to enter new markets could have a material adverse effect on our business, financial condition and results of operations.

Our existing restaurants and new restaurants may not be profitable.

Our restaurants may not be profitable. In new markets, the length of time before average sales for new restaurants stabilize is less predictable and can be longer as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. Our ability to operate new restaurants profitably and increase average restaurant revenue and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

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consumer awareness and understanding of our brand;

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general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;

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changes in consumer preferences and discretionary spending;

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difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;

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increases in prices for commodities, including beef and other proteins;

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inefficiency in our labor costs as the staff gains experience;

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competition, either from our competitors in the restaurant industry or our own restaurants;

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temporary and permanent site characteristics of new restaurants;

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changes in government regulation; and

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other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new restaurants do not perform as planned, our business and future prospects could be harmed. In addition, an inability to achieve our expected average restaurant revenue would have a material adverse effect on our business, financial condition and results of operations.

Our long-term success is highly dependent on our ability to effectively identify and secure appropriate sites for new restaurants.

We intend to develop new restaurants in our existing markets, expand into adjacent markets and selectively enter into new markets. In order to build new restaurants, we must first identify markets where we can enter or expand, taking into account numerous factors, including the location of our current restaurants, local economic trends, population density, area demographics and geography. Then we must secure appropriate restaurant sites,  one of our biggest challenges. There are numerous factors involved in identifying and securing an appropriate restaurant site, including:

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evaluating size of the site, traffic patterns, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales;

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competition in new markets, including competition for restaurant sites;

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financial conditions affecting developers and potential landlords, such as the effects of macro-economic conditions and the credit market, which could lead to these parties delaying or canceling development projects (or renovations of existing projects), in turn reducing the number of appropriate restaurant sites available;

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developers and potential landlords obtaining licenses or permits for development projects on a timely basis;

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proximity of potential restaurant sites to existing restaurants;

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anticipated commercial, residential and infrastructure development near the potential restaurant site; and

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availability of acceptable lease terms and arrangements.

Given the numerous factors involved, we may not be able to successfully identify and secure attractive restaurant sites in existing, adjacent or new markets, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs, and our ability to maintain our menu depends in part on our ability to acquire ingredients that meet our specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations. Any increase in the prices of the food products most critical to our menu, such as beef, chicken, fresh produce, soybean oil and other proteins, could have a material adverse effect on our results of operations. We currently do not purchase beef with fixed pricing or use futures contracts or other financial risk management strategies to reduce our exposure to potential price fluctuations. The market for ground beef is particularly volatile and is subject to extreme price fluctuations due to seasonal shifts, climate conditions, the price of feed, industry demand, energy demand and other factors. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls and government regulations. Therefore, material increases in the prices of the ingredients most critical to our menu, particularly ground beef, could adversely affect our operating results or cause us to consider changes to our product delivery strategy and adjustments to our menu pricing.

If any of our distributors or suppliers performs inadequately, or our distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on our business, financial condition, results of operations or cash flows. Although we often enter into contracts for the purchase of food products and supplies, we do not have long-term contracts for the purchase of all of such food products and supplies. As a result, we may not be able to anticipate or react to changing food costs by adjusting our purchasing practices or menu prices, which could cause our operating results to deteriorate. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if customers change their dining habits as a result. In addition, because we provide moderately priced food, we may choose not to, or may be unable to, pass along commodity price increases to consumers, including price increases with respect to ground beef. These potential changes in food and supply costs could have a material adverse effect on our business, financial condition and results of operations.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening a significant number of new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

Opening new restaurants in existing markets may negatively impact sales at our existing restaurants.

The consumer target area of our restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which we already have restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build our consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our existing restaurants, but we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our customers.

The planned increase in the number of our restaurants may make our future results unpredictable.

We intend to continue to increase the number of our restaurants in the next several years. This growth strategy and the substantial investment associated with the development of each new restaurant may cause our operating results to fluctuate unpredictably or have an adverse effect on our profits. In addition, we may find that our restaurant concept has limited appeal in new markets or we may experience a decline in the popularity of our restaurant concept in the markets in which we operate. Newly opened restaurants or our future markets and restaurants may not be successful or our system-wide average restaurant revenue may not increase at historical rates, which could have a material adverse effect on our business, financial condition and results of operations.

Negative publicity relating to one of our restaurants could reduce sales at some or all of our other restaurants.

Our success is dependent in part upon our ability to maintain and enhance the value of our brand, consumers’ connection to our brand name. We may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether we are held to be responsible. The negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved to affect some or all of our other restaurants. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with our own operations.

Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, financial condition and results of operations. Consumer demand for our products and our brand’s value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, financial condition and results of operations.

Governmental regulation may adversely affect our ability to open new restaurants or otherwise adversely affect our business, financial condition and results of operations.

We are subject to various federal, state and local regulations, including those relating to building and zoning requirements and those relating to the preparation and sale of food. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. Our restaurants are also subject to state and local licensing and regulation by health, sanitation, food and occupational safety and other agencies. We may experience material difficulties or failures in obtaining the necessary licenses, approvals or permits for our restaurants, which could delay planned restaurant openings or affect the operations at our existing restaurants. In addition, stringent and varied requirements of local regulators with respect to zoning, land use and environmental factors could delay or prevent development of new restaurants in particular locations.

We are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our operations are also subject to the U.S. Occupational Safety and Health Act (commonly called “OSHA”) which governs worker health and safety, the U.S. Fair Labor Standards Act which governs such matters as minimum wages and overtime and a variety of similar federal, state and local laws that govern these and other employment law matters. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and we have been a party to such matters in the past. In addition, federal, state and local proposals related to paid sick leave or similar matters could, if implemented, have a material adverse effect on our business, financial condition and results of operations.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points (“HACCP”) approach would be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act (the “FSMA”), signed into law in January 2011, granted the U.S. Food and Drug Administration (the “FDA”) new authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these new requirements, we anticipate that the new requirements may impact our industry. Additionally, our suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require us to take actions that could be costly for us or otherwise impact our business.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we failed to comply with applicable standards. Compliance with the aforementioned laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings, which could have a material adverse effect on our business, financial condition and results of operation.

Food safety and food-borne illness concerns could have an adverse effect on our business.

We cannot guarantee that our internal controls and training will be fully effective in preventing all food safety issues at our restaurants, including any occurrences of food-borne illnesses such as salmonella, E. coli and hepatitis A. Our quality assurance, health and sanitation internal controls and conditions are inspected by a third-party on a quarterly basis. If the third-party inspector fails to report unsafe or unsanitary conditions or insufficient internal controls, we cannot guarantee that our internal controls will be fully effective in preventing all food safety issues. In addition, there is no guarantee that our restaurants will maintain the high levels of internal controls and training we require at our company-owned restaurants. Furthermore, we rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that food-borne illness would affect multiple locations rather than a single restaurant. Some food-borne illness incidents could be caused by third-party vendors and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in any of our restaurants or markets or related to food products we sell could negatively affect our restaurant revenue nationwide if highly publicized on national media outlets or through social media. This risk exists even if it were later determined that the illness was wrongly attributed to us or one of our restaurants. A number of other restaurant chains have experienced incidents related to food-borne illnesses that have had a material adverse effect on their operations. The occurrence of a similar incident at one or more of our restaurants, or negative publicity or public speculation about an incident, could have a material adverse effect on our business, financial condition and results of operations.

We could be party to litigation that could distract management, increase our expenses or subject us to material monetary damages or other remedies.

Our customers occasionally file complaints or lawsuits against us alleging we caused an illness or injury they suffered at or after a visit to our restaurants, or that we have problems with food quality or operations. We may also be subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, equal opportunity, harassment, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. In recent years, a number of restaurant companies have been subject to such claims, and some of these lawsuits have resulted in the payment of substantial damages by the defendants. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment in excess of our insurance coverage for any claims could materially and adversely affect our financial condition and results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation, which in turn could have a material adverse effect on our business, financial condition and results of operations.

In addition, the restaurant industry has been subject to a growing number of claims based on the nutritional content of food products sold and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if we are not, publicity about these matters (particularly directed at the fast casual or traditional fast food segments of the industry) may harm our reputation and could have a material adverse effect on our business, financial condition and results of operations.

Compliance with environmental laws may negatively affect our business.

We are subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to releases of hazardous substances at a prior, existing or future restaurant could have a material adverse effect on our business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could have a material adverse effect on our business, financial condition and results of operations.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits, which could have an adverse effect on our business, financial condition and results of operations.

Regulations and consumer eating habits may change as a result of new information or attitudes regarding diet and health. Such changes may include responses to scientific studies on the health effects of particular food items or federal, state and local regulations that impact the ingredients and nutritional content of the food and beverages we offer. The success of our restaurant operations is dependent, in part, upon our ability to effectively respond to changes in any consumer attitudes or health regulations and our ability to adapt our menu offerings to trends in food consumption, especially fast-moving trends. If consumer health regulations or consumer eating habits change significantly, we may choose or be required to modify or delete certain menu items, which may adversely affect the attractiveness of our restaurants to new or returning customers. While we generally find that changes in consumer eating habits occur slowly, providing us with sufficient time to adapt our restaurant concept accordingly, changes in consumer eating habits can occur rapidly, often in response to published research or study information, which puts additional pressure on us to adapt quickly. To the extent we are unwilling or unable to respond with appropriate changes to our menu offerings in an efficient manner, it could materially affect consumer demand and have an adverse impact on our business, financial condition and results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the adverse health effects of consuming certain menu offerings. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. A number of counties, cities and states, including Colorado have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information, or have enacted legislation restricting the use of certain types of ingredients in restaurants, which laws may be different or inconsistent with requirements under the Patient Protection and Affordable Care Act of 2010 (the “PPACA”) which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the PPACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake.

We may not be able to effectively respond to changes in consumer health perceptions, comply with further nutrient content disclosure requirements or adapt our menu offerings to trends in eating habits, which could have a material adverse effect on our business, financial condition and results of operations.

The minimum wage continues to increase and is subject to factors outside of our control.

We have a substantial number of hourly employees who are paid wage rates based on the applicable federal or state minimum wage, although our pay scale starts in excess of the minimum wage, and increases in the minimum wage may increase our labor costs. Since January of 2016, the State of Colorado (where all of our restaurants are located) has had a minimum wage of $9.30 per hour. Moreover, municipalities may set minimum wages above the applicable state standards. Either federally-mandated or state-mandated minimum wages may be raised in the future. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations. And if menu prices are increased by us to cover increased labor costs, the higher prices could adversely affect sales and thereby reduce our margins.

Changes in employment laws may adversely affect our business.

Various federal and state labor laws govern the relationship with our employees and impact operating costs. These laws include employee classification as exempt or non-exempt for overtime and other purposes, minimum wage requirements, unemployment tax rates, workers’ compensation rates, immigration status and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could have a material adverse effect on our business, financial condition and results of operations

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minimum wages;

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mandatory health benefits;

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vacation accruals;

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paid leaves of absence, including paid sick leave; and

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tax reporting.

In addition, various states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the U.S. Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Although we require all workers to provide us with government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. We currently participate in the “E-Verify” program, an Internet-based, free program run by the United States government to verify employment eligibility in states in which participation is required. However, use of the “E-Verify” program does not guarantee that we will properly identify all applicants who are ineligible for employment. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

We rely heavily on certain vendors, suppliers and distributors, which could have a material adverse effect on our business, financial condition and results of operations.

Our ability to maintain consistent price and quality throughout our restaurants depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors, suppliers and distributors at a reasonable cost. We use a limited number of suppliers and distributors in various geographical areas, particularly with respect to our fresh food products. We do not control the businesses of our vendors, suppliers and distributors, and our efforts to specify and monitor the standards under which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our restaurants. If any of our vendors or other suppliers are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our current vendors or other suppliers are unable to support our expansion into new markets, or if we are unable to find vendors to meet our supply specifications or service needs as we expand, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

In addition, we use various third-party vendors to provide, support and maintain most of our management information systems. We also outsource certain accounting, payroll and human resource functions to business process service providers. The failure of such vendors to fulfill their obligations could disrupt our operations. Additionally, any changes we may make to the services we obtain from our vendors, or new vendors we employ, may disrupt our operations. These disruptions could have a material adverse effect on our business, financial condition and results of operations.

The effect of changes to healthcare laws in the United States may increase the number of employees who choose to participate in our healthcare plans which may significantly increase our healthcare costs and negatively impact our financial results.

In 2010, the PPACA was signed into law in the United States to require health care coverage for many uninsured individuals and expand coverage to those already insured. We currently offer and subsidize a portion of comprehensive healthcare coverage, primarily for our salaried employees. The PPACA will require us to offer healthcare benefits to all full-time employees (including full-time hourly employees) that meet certain minimum requirements of coverage and affordability, or face penalties. We intend to offer such benefits in mid- to late-2018 [and may incur substantial additional expense due to organizing and maintaining the plan which we anticipate will be more expensive on a per person basis and for an increased number of employees who we anticipate will elect to obtain coverage through a healthcare plan we subsidize in part. If we fail to offer such benefits, or the benefits we elect to offer do not meet the applicable requirements, we may incur penalties. Since the PPACA also requires individuals to obtain coverage or face individual penalties, employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual mandates take effect. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us we will become less competitive in the market for our labor. Finally, implementing the requirements of the PPACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

Labor shortages, unionization activities, labor disputes or increased labor costs could negatively impact our growth and could have a material adverse effect on our business, financial condition and results of operations.

Labor is a primary component in the cost of operating our restaurants. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be negatively impacted. In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators and management personnel, as well as a sufficient number of other qualified employees, including customer service and kitchen staff, to keep pace with our expansion schedule. In addition, restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced significant problems in recruiting or retaining employees, our ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could have a material adverse effect on our business, financial condition and results of operations.

Although none of our employees are currently covered under collective bargaining agreements, if a significant number of our employees were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements, it could adversely affect our business, financial condition and results of operations. In addition, a labor dispute involving some or all of our employees may harm our reputation, disrupt our operations and reduce our revenue, and resolution of disputes may increase our costs.

If we are unable to continue to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us to pay higher wages, which could result in higher labor costs. In addition, increases in the minimum wage would increase our labor costs. Additionally, costs associated with workers’ compensation are rising, and these costs may continue to rise in the future. We may be unable to increase our menu prices in order to pass these increased labor costs on to consumers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations.

We may incur costs resulting from breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions.

The majority of our restaurant sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information has been stolen. We may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. In addition, most states have enacted legislation requiring notification of security breaches involving personal information, including credit and debit card information. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have a material adverse effect on our business, financial condition and results of operations. Further, adverse publicity resulting from these allegations may have a material adverse effect on our business and results of operations.

We rely heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent us from effectively operating our business.

We rely heavily on information systems, including point-of-sale processing in our restaurants, for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms or a breach in security of these systems could result in delays in customer service and reduce efficiency in our operations. Remediation of such problems could result in significant, unplanned capital investments.

Failure to obtain and maintain required licenses and permits or to comply with food control regulations could lead to the loss of our food service licenses and, thereby, harm our business.

The restaurant industry is subject to various federal, state and local government regulations, including those relating to the sale of food. Such regulations are subject to change from time to time. The failure to obtain and maintain these licenses, permits and approvals could have a material adverse effect on our results of operations. Typically, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would have a material adverse effect on our business.

We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.

We do not own any real property. Payments under our operating leases account for a significant portion of our operating expenses and we expect the new restaurants we open in the future will also be leased. We operate under non-cancelable leases for our restaurants. Our restaurant leases generally have a term of five, seven or ten years. Our restaurant leases generally require us to pay a proportionate share of real estate taxes, insurance, common area maintenance charges and other operating costs. Some restaurant leases provide for contingent rental payments based on sales thresholds, although we generally do not expect to pay significant contingent rent on these properties based on the thresholds in those leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases. If an existing or future restaurant is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, as each of our leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close restaurants in desirable locations. These potential increased occupancy costs and closed restaurants could have a material adverse effect on our business, financial condition and results of operations.

Liability Insurance

Our current insurance policies may not be adequate to protect us from liabilities that we incur in our business. Additionally, in the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

There are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition and results of operations. As a public company, we intend to seek directors’ and officers’ insurance. While we expect to obtain such coverage, we may not be able to obtain such coverage at all or at a reasonable cost now or in the future. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

Economic Conditions May Adversely Affect Our Industry, Business and Results of Operations

The restaurant industry depends on consumer discretionary spending. The United States in general or the specific markets in which we operate may suffer from depressed economic activity, recessionary economic cycles, higher fuel or energy costs, low consumer confidence, high levels of unemployment, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies, reduced access to credit or other economic factors that may affect consumer discretionary spending. Traffic in our restaurants could decline if consumers choose to dine out less frequently or reduce the amount they spend on meals while dining out. Negative economic conditions might cause consumers to make long-term changes to their discretionary spending behavior, including dining out less frequently on a permanent basis, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, changes in economic conditions, adverse weather conditions or other unforeseen conditions in states in which we operate, or in the future may operate, could have a disproportionate impact on our overall results of operations. In particular, our entire business is concentrated in Colorado, and as a result, we could be disproportionately affected by conditions specific to this market.

Furthermore, regional occurrences in the markets in which we operate, such as local strikes, terrorist attacks, increases in energy prices, adverse weather conditions, tornadoes, earthquakes, hurricanes, floods, droughts, fires or other natural or man-made disasters, could have a material adverse effect on our business, financial condition and results of operations. Adverse weather conditions does also impact customer traffic at our restaurants and, in more severe cases, cause temporary restaurant closures, sometimes for prolonged periods. All of our restaurants have outdoor seating, and the effects of adverse weather does impact the use of these areas and may negatively impact our revenue. If restaurant revenue decreases, our profitability could decline as we spread fixed costs across a lower level of sales. Reductions in staff levels, asset impairment charges and potential restaurant closures could result from prolonged negative restaurant revenue, which would have a material adverse effect on our business, financial condition and results of operations.

Changes to accounting rules or regulations may adversely affect the reporting of our results of operations.

Changes to existing accounting rules or regulations may impact the reporting of our future results of operations or cause the perception that we are more highly leveraged. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. For instance, accounting regulatory authorities have indicated that they may begin to require lessees to capitalize operating leases in their financial statements in the next few years. If adopted, such change would require us to record significant lease obligations on our balance sheet and make other changes to our financial statements. This and other future changes to accounting rules or regulations could have a material adverse effect on the reporting of our business, financial condition and results of operations.

Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates at certain restaurant locations may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our results of operations.

In accordance with accounting guidance as it relates to the impairment of long-lived assets, we make certain estimates and projections with regard to individual restaurant operations, as well as our overall performance, in connection with our impairment analyses for long-lived assets. When impairment triggers are deemed to exist for any location, the estimated undiscounted future cash flows are compared to its carrying value. If the carrying value exceeds the undiscounted cash flows, an impairment charge equal to the difference between the carrying value and the fair value is recorded. The projections of future cash flows used in these analyses require the use of judgment and a number of estimates and projections of future operating results. If actual results differ from our estimates, additional charges for asset impairments may be required in the future. If future impairment charges are significant, this could have a material adverse effect on our results of operations.

Risks Related to Our Capital Stock

The public market for our common stock may be volatile and you could lose all or part of your investment. In the recent past, stocks, specifically those traded on the over-the counter (“OTC”) markets, generally have experienced high levels of volatility.  Our common stock is traded on the OTC market under the symbol “WCVC” and is not eligible for trading on any national or regional securities exchange or the NASDAQ National Market.  While that status is the Company’s longer term objective, a more active trading market for our common stock may never develop, or if such a market develops, it may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation.  We may be the target of this type of litigation in the future.  Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The Securities and Exchange Commission (“SEC”) has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share plus brokerage commissions, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock” and is subject to the “penny stock” rules of the SEC.  The trading market in our securities is currently limited and relatively illiquid which status makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.  Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

We Have Not Voluntarily Implemented Various Corporate Governance Measures

Federal legislation, including the Sarbanes-Oxley Act of 2002 (“SOX”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board Meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We May Be Exposed to Potential Risks Relating to Our Internal Control Over Financial Reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company's internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. [Interestingly, that is still true!] In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

The Company Does Not Expect to Pay Dividends in the Foreseeable Future.

The Company has never paid cash dividends on its common stock and has no plans to do so in the foreseeable future. The Company instead intends to retain earnings, if any, to develop and expand its business.

Provisions of our Articles of Incorporation and Bylaws May Delay or Prevent Take-over Which May Not Be in the Best Interests of Our Shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes (since the Company is organized in Nevada) also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

Any Investment in Our Securities Involves a High Degree of Risk

Investors should consider carefully the risks and uncertainties described above, and all other information in this Form 8-K and in any reports hereafter filed with the SEC before deciding whether to purchase or hold our securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. The occurrence of any of the risks described in this Form 8-K could harm our business. The trading price of our securities could decline due to any of these risks and uncertainties, and investors may lose part or all of their investment.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 250,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock.  As of the date of this filing, we had 30,506,544 shares of common stock and 500,000 preferred shares outstanding.  Accordingly, we may issue up to an additional 219,493,456, shares of common stock and 9,500,000 shares of blank check preferred stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.  Our Board of Directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments, not previously approved.  We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three (3) year period or if the market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30th date before that time, in which case we would no longer be an emerging growth company as of the following June 30th . We cannot predict whether investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01  Completion of Acquisition or Disposition of Assets

On December 30, 2016, West Coast Ventures Group Corp. (“WCVC”) entered into a Definitive Share Exchange Agreement (the “Agreement”) to acquire all issued and outstanding shares of Nixon Restaurant Group, Inc. (the “Company” or “NRG”), a Denver-based Florida corporation [Is this right?] located at 15400 W. 64th Ave, Unit E1A, Arvada, Colorado 80007, for 5,418,000 common and 500,000 preferred shares of  WCVC (the “WCVC Shares”), representing 17.76% of the outstanding shares of WCVC (the “Share Exchange”), calculated post-issuance. The Agreement was with NRG and  James M. Nixon (“Nixon”), the principal shareholder of NRG.  Prior to the Share Exchange, Nixon held outstanding shares of NRG, consisting of 20,000,000 common and 500,000 Series A preferred shares representing an 73.83% ownership stake in NRG. Prior to the Share Exchange, Nixon acquired from WCVC stockholders, 15,000,000 WCVC common shares and an additional 7,000,000 common shares of WCVC from WCVC. As a result of this Agreement, WCVC is filing this Form 8-K. Once the transaction is closed, NRG will become the wholly-owned subsidiary of WCVC, with WCVC holding all 27,090,000 common and 500,000 Series A preferred outstanding shares of NRG common stock. As a result of this acquisition, WCVC has adopted the fiscal year end of NRG, December 31. The Company’s first consolidated post-acquisition report will be the Form 10-Q for the fiscal quarter ended June 30, 2017, which is being filed concurrently.

ITEM 2.02  Results of Operations and Financial Condition

Business Acquired

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with Nixon Restaurant Group, Inc. (“NRG”) financial statements for the years ended December 31, 2016 and December 31, 2015 and the Six Months ended June 30, 2017 and June 30, 2016, and the notes thereto. Additional information relating to NRG is available through its brand website: www.illegalburgerco.com.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to NRG or its management. These forward-looking statements are not facts, promises or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products and litigation, as well as the matters discussed in NRG  MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. NRG t disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Overview

Nixon Restaurant Group, Inc. (“us”, “we” NRG or “our”) was formed on October 12, 2015, under the laws of the State of Florida. On October 19, 2015, we issued 20 million shares of common stock to acquire 100% of the ownership interests in J&F Restaurants, LLC, Illegal Burger, LLC and Illegal Burger Writer Square LLC, Colorado Limited Liability Companies controlled by our founder, James Nixon.  As a result of the transaction, J&F Restaurants, LLC, Illegal Burger, LLC and Illegal Burger Writer Square LLC became our wholly-owned subsidiaries.

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We own and operate the following five (5) restaurant locations:

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J&F Restaurants, LLC was formed in Colorado on March 12, 2011 and owns and operates El Senor Sol, a casual Mexican restaurant located at 29017 Hotel Way, Unit 103B Evergreen, Colorado 80439-8235 which opened in June 2011.

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J&F Restaurants, LLC also owns and operates Illegal Burger, an upscale fast casual restaurant located at 29017 Hotel Way, Unit 102B, Evergreen, Colorado 80439-8235 which opened in August 2013.

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Illegal Burger, LLC was formed in Colorado on May 31, 2013 and owns and operates Illegal Burger, an upscale fast food restaurant located at 15400 W 64th Avenue, Unit E1A, Arvada Colorado 80007-6876which opened in January 2013,

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Illegal Burger Writer Square LLC was formed in Colorado on April 19, 2015, and owns and operates an Illegal Burger location at 1512 Larimer Street, Suite R, Denver Colorado 80202-1690 which opened in January 2016, and

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Illegal Burger Capital Hill, LLC was formed in Colorado on March 4, 2016 and owns and operates an Illegal Burger location at 609 North Grant Street, Denver Colorado 80202-3506 which opened in June 2016.

Each of our Illegal Burger restaurants offers a full bar. Each of our restaurants offers a full menu and alcoholic beverages including liquor. Our Illegal Burger restaurants offer consumers a practical alternative to the over- commercialized healthy dining craze by offering a variety of burgers made with all never frozen, hormone-free beef, french fries, cheesy taters and adult and virgin milk shares including Nutella, peanut butter, caramel, Oreo, vanilla, chocolate and strawberry as well as a full bar.  Our El Senor Sol restaurant offers Mexican food and a full bar including tequila menu.

Our principal executive office is located at 15400 W. 64th Avenue, Unit E1A, Arvada, Colorado 80007.  Our telephone number is 303-423-1300.  Our website is: www.illegalburgerco.com.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenue

For the year ended December 31, 2016, revenue generated was $2,458,700, as compared to $1,613,900 for the year ended December 31, 2015. The year over year increase of approximately 52.3% was mainly attributable to the opening of the Writer Square and Capital Hill locations respectively in January and June 2016.

Cost of Sales

Ongoing restaurant cost of sales increased from $1,431,400 to $2,235,900, or 56.2%. This increase was primarily due to a corresponding increase in sales for the year. Our ongoing restaurant cost of sales, as a percentage of sales, was approximately 88.7% and 90.9% for the years ended December 31, 2015 and 2016, respectively.

Our ongoing restaurant cost of sales, as a percentage of gross sales was higher in 2016 because both Writer Square and Capital Hill opened in the last few days of the months of January and June 2016. We had costs in the month prior to opening such as training staff, rent, utilities, etc.

Gross Profit

Our ongoing restaurant operations gross profit was $182,400 and $222,750 for the years ended December 31, 2015 and 2016, respectively. Our ongoing restaurant gross profit, as a percentage of sales, was approximately 11.3% and 9.1% for the years ended December 31, 2015 and 2016, respectively.

Our ongoing restaurant gross profit, as a percentage of gross sales was lower in 2016 because we opened both Writer Square and Capital Hill in the last few days of the months of January and June 2016. We had costs in the month prior to opening such as training staff, rent, utilities, etc.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2016 were $425,900 compared to $617,600 for the year ended December 31, 2015. The decrease was the result of several areas of expenses becoming better controlled in 2016.

Net Loss

Net loss for the year ended December 31, 2016 was ($377,200) compared to a net loss of ($912,000) for the year ended December 31, 2015. This decrease in the loss was almost entirely due to our lower general and administrative expenses and significantly lower interest costs.

Liquidity and Capital Resources

Cash Flow Activities

Cash increased $60,000 from $16,500 at December 31, 2015 to $76,500 at December 31, 2016. This increase was a result of a $537,600 decrease in cash used by operating activities and a $201,000 decrease in cash used by investing activities.

Financing Activities

During 2015, NRG received proceeds of third party debt of $925,300; $94,200 from a stockholder loan and $127,500 for the sale of common stock; and repaid $164,800 of third party debt. During 2016, NRG received proceeds of third party debt of $420,800; $0 from a stockholder loan and $198,000 for the sale of common stock; and repaid $314,400 of third party debt and $17,600 to the stockholder.

Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Revenue

For the six months ended June 30, 2017, revenue was $1,366,900 compared to $1,147,300 for the six months ended June 30, 2016. The year over year increase of approximately 19.1% was mainly attributable to the Writer Square and Capital Hill locations having been open for the entire six months in 2017.

Cost of Sales

Ongoing restaurant cost of sales increased from $1,015,500 to $1,276,800, or 25.7%. This increase was primarily due to a corresponding increase in sales for the six months. Our ongoing restaurant cost of sales, as a percentage of sales, was approximately 88.5% and 93.4% for the six months ended June 30, 2016 and 2017, respectively.

Gross Profit

Our ongoing restaurant operations gross profit was $131,800 and $90,100 for the six months ended June 30, 2016 and 2017, respectively. Our ongoing restaurant gross profit, as a percentage of sales, was approximately 11.5% and 6.6% for the six months ended June 30, 2016 and 2017, respectively.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2016 were $228,700 compared to $196,400 for the same period 2013. The 16.4% increase was the result of several areas of expenses having significant increases.

Net Loss

Net loss for the six months ended June 30, 2016 was ($145,200) compared to a net loss of ($212,400) for the same period ended June 30, 2017. This 46.3% increase in the loss was almost entirely due to the increased General and Administrative Expenses.

Liquidity and Capital Resources

Cash Flow Activities

Cash decreased $42,500 from $45,800 at June 30, 2016 to $3,300 at June 30, 2017. This decrease was a result of an $88,000 increase in funds used in operations and a $36,100 decrease of funds used for investing activities.

Financing Activities

During the six month period ended June 30, 2017, the Company received proceeds of third party debt of $76,100; $55,100 from a stockholder loan and $50,000 for the sale of common stock; and repaid $183,800 of third party debt. During 2016, NRG received proceeds of third party debt of $178,900; $0 from a stockholder loan and $142,000 for the sale of common stock; and repaid $78,300 of third party debt and $18,800 to the stockholder

Critical Accounting Policies and Estimates

We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, prepaid expenses, payables and accrued expenses.   Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  We consider the carrying values of our financial instruments in the consolidated financial statements to approximate fair value, due to their short-term nature.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually three to seven years.

Valuation of Long-Lived Assets

We periodically evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.  We do not believe that there has been any impairment to long-

lived assets as of December 31, 2016 and 2015.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

(See “Recently Issued Accounting Pronouncements” in Note 3 of Notes to the Financial Statements.)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01  Changes in Registrant's Certifying Accountant

Current and Prior Auditor:

On October 4, 2017, as a result of the acquisition of WCVC by NRG, the Company dismissed Ankit Consulting Services, Inc., as the independent auditor of WCVC.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the October 4, 2017, dismissal as the Company's independent auditors, there were no disagreements with, Ankit Consulting Services, Inc. with respect to accounting or auditing issues of the type discussed in Item 304(a)(3) of Regulation S-K.

Newly Appointed Auditor:

On October 4, 2017, the Company's board of directors approved the engagement of the firm of Daszkal Bolton, LLP as the Company's independent auditors. Such appointment was accepted by such firm.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging ., neither the Company nor anyone on the Company's behalf, had consulted with such firm Daszkal Bolton, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

On October 4, 2017, the Company provided Ankit Consulting Services, Inc with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01  Change in Control of Registrant.

With the issuance of 5,418,000 shares of common stock in exchange for 100% of the common shares of NRG, the previously existing holders of capital stock of WCVC became minority holders of the capital stock of WCVC. The change of control of WCVC was effected by the cash purchase of 15,000,000 shares of WCVC capital stock by

Nixon in December 2016 and by the issuance of newly issued shares of the Company to the former shareholders of NRG upon the acquisition without any other consideration.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Effective on October 4, 2017, Mr. Miroslaw Gorny (the then sole officer of WCVC) resigned as an officer and was replaced by Mr. James M. Nixon.  Mr. Gorny, on the same date, appointed Mr. Nixon as co-director.

     (b) Accordingly, Mr. Nixon became the President/Chief Executive Officer, Secretary and sole director of WCVC on October 4, 2017. Prior to the acquisition of the control block of shares in December 2016, Mr. Nixon had no relationship with WCVC. He is also President/CEO and sole director of NRG.

Name	Age	Position
James M.Nixon	45	President/Chief Executive Officer, Secretary and Director

James M. Nixon

James M. Nixon has served as our President, Chief Executive Officer and Director since the 2015 inception of NRG. In March 2011, Mr. Nixon was the owner and president of our wholly-owned subsidiary, J&F Restaurants, LLC which opened El Senor Sol in 2011 and our first Illegal Burger in 2013. In 2013, Mr. Nixon founded our wholly-owned subsidiary, Illegal Burger, LLC which owns our Illegal Burger location at 15400 W. 64th Avenue, Unit E1A, Arvada, Colorado 80007. In 2015, Mr. Nixon founded Illegal Burger Writer Square, LLC which operates our Illegal Burger location at 1512 Larimer Street, Unit R12, Denver, Colorado.

As our director, Mr. Nixon provides his experience overseeing and managing our day to day operations.

Mr. James Nixon became the sole officer of WCVC after the closing of the acquisition, namely October 4, 2017. The following table sets forth the compensation earned during the years ended December 31, 2016 and 2015 by NRG officers who became officers of the Company, respectively on October 4, 2017:

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position		Salary ($)	Bonus ($)	Securities Underlying Options
James M. Nixon, President	2017*	$ 60,000	$ 0	$ 0
	2016	$ 120,000	$ 0	$ 0
	2015	$ 170,500	$ 0	$ 0
	2014	$ 110,400	$ 0	$ 0

*  Through June 30, 2017

Related Party Transactions

James M. Nixon holds a non-interest bearing demand loan to NRG with a balance of $131,600; $76,500 and $94,200 at June 30, 2017, December 31, 2016 and December 31, 2015.

ITEM 5.05  Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has not adopted a written code of ethics.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits

     A. Financial Statements of Business Acquired

NRG Consolidated Financial Statements for the years ended December 30, 2016 and 2015, with independent  auditors report and for the six months ended June 30, 2017 and 2016 (including Balance Sheets, Statement of Operations, Statements of Shareholders' Equity, Statement of Cash Flows, and Notes to Consolidated Financial Statements) filed hereto start on page F-1 of this Form 8-K.

     B. Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements of WCVC (consolidated) and NRG, (including Balance Sheet, Statement of Operations and Notes to Pro Form Financial Statements) as of and for the six months ended June 30, 2017 and December 31, 2016, respectively, begin on page FP-1 of this Form 8-K.

     C. Exhibits

Exhibit No.	Description
10.1	Definitive Share Exchange Agreement, Amendment #2 dated as of December 30, 2016, by and among the Company and Nixon Restaurant Group, Inc. and James M. Nixon personally
16.1	Ankit Consulting Services, Inc. letter regarding change of independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

West Coast Ventures Group Corp. October 6, 2017 By: /s/ James M. Nixon Name: James M. Nixon Title: President/Chief Executive Officer

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

F-2

Consolidated Balance Sheets

F-3

Consolidated Statements of Operations

F-4

Consolidated Statements of Stockholders’ Equity

F-5

Consolidated Statements of Cash Flows

F-6

Notes to Consolidated Financial Statements

F-7 to F-16

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Nixon Restaurant Group, Inc.

Arvada, Colorado

We have audited the accompanying consolidated balance sheets of Nixon Restaurant Group, Inc. (the “Company”) at December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nixon Restaurant Group, Inc. at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has sustained recurring losses from operations and has working capital and accumulated deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

September 22, 2017

NIXON RESTAURANT GROUP, INC.

Consolidated Balance Sheets

	June 30, 2017	December 31, 2016	December 31, 2015
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$ 3,302	$ 76,487	$ 16,536
Inventory	16,632	15,541	14,430
Prepaid expenses	26,513	26,063	91,250
Total current assets	46,447	118,091	122,216

FIXED ASSETS
Equipment	235,738	235,738	148,900
Leasehold improvements	172,588	158,787	181,268
Total fixed assets	408,326	394,525	330,168
Less: accumulated depreciation	(141,015)	(112,272)	(68,648)
Net total fixed assets	267,311	282,253	261,520

OTHER ASSETS
Deposits and other assets	21,627	16,747	14,358
Intangible assets, net	128,440	128,870	125,000
Total other assets	150,067	145,617	139,358

Total Assets	$ 463,825	$ 545,961	$ 523,094

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$ 86,521	$ 25,096	$ 99,188
Accrued expenses	329,835	260,707	124,688
Deferred rent	49,179	46,823	29,199
Stockholder loan	131,624	76,535	94,185
Notes payable to third parties	662,527	770,280	627,645
Total current liabilities	1,259,686	1,179,441	974,905

Total Liabilities	1,259,686	1,179,441	974,905

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 500,000 Series A issued and outstanding	50	50	50
Common stock, $0.0001 par value, authorized 490,000,000 shares; 27,090,000; 26,530,000 and 24,705,000 issued and outstanding, respectively	2,709	2,653	2,470
Additional paid-in capital	681,691	631,747	436,429
Accumulated deficit	(1,480,311)	(1,267,930)	(890,760)
Total stockholders’ deficit	(795,861)	(633,480)	(451,811)

Total Liabilities and Stockholders’ Deficit	$ 463,825	$ 545,961	$ 523,094

The accompanying notes are an integral part of the consolidated financial statements

NIXON RESTAURANT GROUP, INC.

Consolidated Statements of Operations

	Six Months ended June 30,		Year ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)
REVENUES
Restaurant revenue, net of discounts	$ 1,366,879	$ 1,147,253	$ 2,458,690	$ 1,613,879

COST AND EXPENSES
Restaurant operating costs:
Cost of sale - food and beverage	495,180	349,115	787,590	576,706
Wages and payroll taxes	381,039	304,373	723,870	481,591
Occupancy	259,541	207,983	457,112	242,585
Other restaurant costs	111,855	140,342	223,303	105,301
Depreciation and amortization	29,173	13,655	44,054	25,260
General and administrative expenses	228,671	196,391	425,948	617,606

Total costs and expenses	1,505,459	1,211,859	2,661,877	2,049,049

Loss from operations	(138,580)	(64,606)	(203,187)	(435,170)

Other (income) and expense
Pre-opening expenses	-	19,712	19,712	87,980
Interest expense	73,801	60,883	154,271	388,831

Total other expenses	73,801	80,595	173,983	476,811

Loss before income taxes	(212,381)	(145,201)	(377,170)	(911,981)

Provision for income taxes	-	-	-	-

Net loss	$ (212,381)	$ (145,201)	$ (377,170)	$ (911,981)

Basic and diluted net loss per share	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.05)

Weighted average shares outstanding	26,799,171	25,672,313	26,220,260	18,611,411

The accompanying notes are an integral part of the consolidated financial statements

NIXON RESTAURANT GROUP, INC.

 Consolidated Statement of Stockholders’ Equity (Deficit)

	Number of Shares		Par Value		Additional	Retained	Total
	Common	Preferred	Common	Preferred	Paid-in Capital	Earnings (Deficit)	Stockholders’ Equity
BALANCE, January 1, 2015	15,000,000	500,000	$ 1,500	$ 50	$ 53,427	$ 21,221	$ 76,198
Shares issued for acquisition of IB-WS	5,000,000	-	500	-	(499)	-	1
Shares issued for cash	1,375,000	-	137	-	127,362	-	127,499
Shares issued for prepaid consulting services1,500,000	1,500,000	-	150	-	74,850	-	75,000
Shares issued in settlement of debt	1,830,000	-	183	-	181,289	-	181,472
Net loss	-	-	-	-	-	(911,981)	(911,981)
BALANCE, December 31, 2015	24,705,000	500,000	2,470	50	436,429	(890,760)	(451,811)
Shares issued for cash	2,150,000	-	215	-	197,785	-	198,000
Shares contributed back to treasury	(600,000)	-	(60)	-	(29,940)	-	(30,000)
Shares issued in settlement of debt	275,000	-	28	-	27,473	-	27,501
Net loss	-	-	-	-		(377,170)	(377,170)

BALANCE, December 31, 2016	26,530,000	500,000	2,653	50	631,747	(1,267,930)	(633,480)
Shares issued for cash	560,000	-	56	-	49,944	-	50,000
Net loss	-	-	-	-	-	(212,381)	(212,381)
BALANCE, June 30, 2017 (unaudited)	27,090,000	500,000	$ 2,709	$ 50	$ 681,691	$ (1,480,311)	$ (795,861)

The accompanying notes are an integral part of the consolidated financial statements

NIXON RESTAURANT GROUP, INC.

Consolidated Statements of Cash Flows

	Nine months ended June 30,		Year ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (212,381)	$ (145,201)	$ (377,170)	$ (911,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of share based compensation for services	-	18,498	36,996	27,747
Depreciation and amortization	29,173	13,355	44,054	25,260
Changes in operating assets:
(Increase) decrease in inventory	(1,091)	1,114	(1,111)	(3,526)
(Increase) decrease in prepaid expenses	(450)	14,591	28,191	(43,997)
Increase in deposits and other assets	(4,880)	(7,069)	(2,389)	(14,358)
Changes in operating liabilities:
Increase (decrease) in accounts payable	61,425	(67,808)	(74,092)	88,976
Increase in accrued expenses	51,663	12,980	114,276	101,324
Increase (decrease) in accrued interest	17,465	(150)	21,744	150
Increase in deferred rent	2,356	15,122	17,624	961
Net cash used in operating activities	(56,720)	(144,568)	(191,877)	(729,444)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(13,801)	(45,586)	(82,752)	(136,186)
Tenant improvement reimbursement	-	-	52,051	-
Purchase of intangible assets	-	(4,300)	(4,300)	(100,000)
Net cash used in investing activities	(13,801)	(49,886)	(35,001)	(236,186)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for cash	50,000	142,001	198,000	127,500
Proceeds from issuance of convert notes payable for cash	30,000	-	-	195,972
Proceeds from stockholder loan payable	55,089	-	-	94,185
Payments on stockholder loan payable	-	(18,825)	(17,650)	-
Proceeds from third party notes payable	46,082	178,869	420,836	729,361
Payments on third party notes payable	(183,835)	(78,290)	(314,357)	(164,852)
Net cash (used in) provided by financing activities	(2,664)	223,755	286,829	982,166
Net (decrease) increase in cash	(73,185)	29,301	59,951	16,536
CASH, beginning of period	76,487	16,536	16,536	-

CASH, end of period	$ 3,302	$ 45,837	$ 76,487	$ 16,536
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ 31,058	$ 62,531	$ 135,905	$ 99,589
Cash paid for income taxes	$ -	$ -	$ -	$ -
Non-Cash Financing Activities:
Common stock issued for settlement of notes payable	$ -	$ 27,501	$ 27,501	$ 181,472
Common stock issued for prepaid services	$ -	$ -	$ (30,000)	$ 75,000
Issuance of note payable for intangible assets	$ -	$ -	$ -	$ 25,000
Issuance of note payable for fixed assets	$ -	$ 40,000	$ 40,000	$ -

The accompanying notes are an integral part of the consolidated financial statements

NIXON RESTAURANT GROUP, INC.

Note to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(1) NATURE OF OPERATIONS

Nixon Restaurant Group, Inc. (“NRG” or “the Company”) was formed on October 12, 2015, under the laws of the State of Florida. On October 19, 2015 NRG issued 20 million shares of common stock to acquire 100% of the ownership interests in J&F Restaurants, LLC, Illegal Burger, LLC and Illegal Burger Writer Square LLC, Colorado Limited Liability Companies under common ownership.   The transaction was accounted for as a corporate reorganization between entities under common control. These consolidated financial statements reflect the reorganized capital structure retrospectively for all periods presented.

The Company operates 5 restaurants in the Denver, Colorado metro area. El Senor Sol - Evergreen is a Mexican restaurant which has been in operation for in excess of 5 (five) full years. The Company opened the first Illegal Burger restaurant in August 2013. It is co-located with the El Senor Sol restaurant. The second Illegal Burger was opened in Arvada in April 2014. The third Illegal Burger is located in Writer Square in downtown Denver and opened in late January 2016. The fourth Illegal Burger is located in the Capital Hill area of Denver and opened in late June 2016.

The Company plans to continue opening Illegal Burger restaurants, a quick casual high end restaurant with full liquor licenses. The Company expects to locate in other areas of the country over time, once it has opened all the locations in the metro Denver area that it plans to have.

The accompanying consolidated financial statements include the activities of Nixon Restaurant Group, Inc., J&F Restaurant, LLC (El Senor and Illegal Burger Evergreen), Illegal Burger, LLC (Arvada), Illegal Burger Writer Square, LLC and Illegal Burger Capital Hill, LLC, its wholly owned subsidiaries.

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES

a) Basis of Presentation

The comparative amounts presented in these consolidated financial statements are the historical results of Nixon Restaurant Group, Inc. inclusive of its wholly owned subsidiaries J&F Restaurant, LLC; Illegal Burger, LLC; Illegal Burger Writer Square, LLC and Illegal Burger Capital Hill, LLC. The Company has reflected the pre-acquisition results on a consolidated basis for all periods presented. All intercompany balances and transactions have been eliminated. In consolidation

The accompanying audited consolidated annual and unaudited consolidated interim financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). In our opinion, the accompanying unaudited interim financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation. Operating results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements involved the valuation of share-based compensation.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

c) Property and Equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, generally three, five or seven years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is  included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

d) Pre-opening Expenses

The Company accumulates the non-capitalizable expenses, such as rent, staffing and training, prior to opening a new location and reports them on a separate line item in the Consolidated Statement of Operations such that these costs do not skew results from ongoing restaurant operations. In the month in which a new location opens all ongoing expenses are then included with ongoing restaurant operations.

e) Rent

The Company’s leases generally contain escalating rent payments over the lease term as well as optional renewal periods. The Company accounts for its leases by recognizing rent expense on a straight-line basis over the lease term, which includes reasonably assured renewal periods. The lease term begins when the Company has the right to control the use of the property, which is typically before rent payments are due under the lease agreement. The difference between the rent expense and rent paid is recorded as deferred rent in the consolidated balance sheet. Rent expense for the period prior to the restaurant opening is expensed in pre-opening costs.

f) Net Income (Loss) Per Share

Basic loss per share excludes dilution and is computed by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period.  Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company.  Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. There were no common stock equivalents for the periods ended June 30, 2017, December 31, 2016 or 2015.

g) Income Taxes

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

g) Income Taxes, continued

reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The tax years 2016, 2015 and 2014 for the Company remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

h) Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. We had no financial instruments that qualified as cash equivalents.

i) Financial Instruments and Fair Value Measurements

FASB ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

FASB ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

j) Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value. There were no impairment losses for the periods presented.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

k) Related Party Transactions

All transactions with related parties are in the normal course of operations and are measured at the exchange amount

l) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016-02 is expected to result in the recognition of right to use assets and associated obligations on its balance sheet.

m) Revenue Recognition

Revenues consist of sales from restaurant operations and other miscellaneous revenue. Revenues from restaurant sales are recognized when payment is tendered at the point of sale.

n) Inventories

Inventories consist of food, beverages, and supplies valued at the lower of cost (first-in, first-out method) or market.

(3) LIQUIDITY AND GOING CONCERN CONSIDERATIONS

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We sustained a net loss of approximately $0.2 million for the six months ended June 30, 2017 and have an accumulated deficit of approximately $1.5 million and a negative working capital of approximately $1.2 million at June 30, 2017, inclusive of indebtedness which is in default. These conditions raise substantial doubt about our ability to continue as a going concern.

Failure to successfully continue to grow restaurant operation revenues could harm our profitability and materially adversely affect our financial condition and results of operations. We face all of the risks inherent in a new business, including the need for significant additional capital, management’s potential underestimation of initial and ongoing costs, and potential delays and other problems in connection with establishing and opening restaurant operations.

We are continuing our plan to further grow and expand restaurant operations and seek sources of capital to pay our contractual obligations as they come due. Management believes that its current operating strategy will provide the opportunity for us to continue as a going concern as long as we are able to obtain additional financing; however, there is no assurance this will occur. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(3) LIQUIDITY AND GOING CONCERN CONSIDERATIONS, continued

The independent auditors’ report on our consolidated financial statements for the years ended December 31, 2016 and 2015 contain explanatory paragraphs expressing substantial doubt as to our ability to continue as a going concern.

(4) FIXED ASSETS

Fixed assets consisted of the following:

	June 30, (unaudited)		December 31,
	2017	2016	2016	2015
Beginning balance	$ 394,525	$ 330,168	$ 330,168	$ 193,981
Additions: Equipment	-	79,525	86,838	31,254
Additions: Leasehold improvements	13,801	27,369	29,570	104,933
Landlord reimbursement	-	(52,051)	(52,051)	-
Depreciation	(141,015)	(81,974)	(112,272)	(68,648)
Ending Balance	$ 267,311	$ 303,037	$ 282,253	$ 261,520

Depreciation expense was $28,743 and $13,326 for the six months ended June 30, 2017 and 2016, respectively. Depreciation expense was $43,624 and $25,260 for the years ended December 31, 2016 and 2015, respectively.

(5) INTANGIBLE ASSETS

In March 2015, as part of the acquisition of the Writer Square location, the Company acquired $125,000 of intangible value related to the location in downtown Denver in the specific open pedestrian mall.

In March 2016, as part of the acquisition of the Capital Hill location, the Company purchased the existing liquor license for $4,300 in cash. The Company is amortizing this value over the remaining term of the lease.

Amortization expense was $2,046 and $0 for the six months ended June 30, 2017 and 2016, and $430 and zero for the years ended December 31, 2016 and 2015, respectively..

(6) SHORT-TERM BANK REVOLVING LINES OF CREDIT

In 2016 the Company opened three short term revolving lines of credit with its bank to be utilized as overdraft protection and to cover short-term cash shortfalls. These lines were entered into by J&F Restaurants, LLC, with the two separate lines being tied to the bank accounts of El Senor Sol - Evergreen and Illegal Burger - Evergreen, and Illegal Burger, LLC - Arvada.  In February 2017 the principal stockholder converted these lines to a personal line of credit collateralized as an equity line on his personal residence. The lines carried a variable interest rate of Wall Street Prime Index Rate plus 2.00%, which was 5.5% at December 31, 2016, and matured in March 2021. At June 30, 2017 there was no balance on these lines. At December 31, 2016 the balances were $20,000 for each line of credit and at December 31, 2015 the balances were $8,136 for El Senor Sol Evergreen and $20,000 for Illegal Burger Evergreen and $9,120 for Arvada, respectively.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(7) STOCKHOLDER LOAN

The principal stockholder of the Company has loaned the Company funds at various times on an undocumented loan basis with no stated interest rate. These loans were made principally to complete the conversion of the Illegal Burger - Arvada (2014) and Illegal Burger - Writer Square (2015 and 2016) and Illegal Burger Capital Hill (2016) locations. This stockholder loan balance was $131,624; $76,535 and $94,185 at June 30, 2017, December 31, 2016 and 2015, respectively.

(8) NOTES PAYABLE TO THIRD PARTIES

a) Future Receivables Sale Agreements

During 2017, 2016 and 2015, the Company entered into several agreements to obtain advances against future restaurant credit/debit card sales. The agreements provides for funding of various percentages of future qualified credit/debit merchant card receivables. Proceeds received from sales of future receivables during 2017, 2016 and 2015 totaled $46,082; $181,390 and $226,041, respectively. The balances exclusive of interest under the factoring agreements were $117,284; $151,354 and $99,520 at June 30, 2017, December 31, 2016 and 2015, respectively.

b) One Year Note

In January 2016, the Company entered into a one year note with a third party for a loan of $88,000. This note was payable daily in the amount of $377 via ACH draft from the J&F Restaurants, LLC - El Senor Sol Evergreen bank account. This note carried interest at a 7% rate. This note was renewed on December 30, 2016, and the Company received $74,548 in cash, which is net of the $10,452 remaining balance.This note balance is payable daily in amounts equal to 14% of the cash receipts from sales processed by the credit card processor. The replacement loan carries interest at a 7% rate per annum. The loan balance was $60,716 and $84,239 at June 30, 2017 and December 31, 2016, respectively. The note is secured by substantially all of the Company’s assets and future receipts from sales. The Company became out of compliance with the terms of this note in April 2017 and has engaged a company to assist in the restructuring the repayment terms with the third party creditor.

c) Convertible One Year Notes

In 2015 and 2014, the Company issued Convertible Promissory Notes to various individuals in exchange for $195,000 and $3,000 in cash. These notes all matured in one year from issuance and carried a 10% interest rate. All of the note holders agreed to convert their notes into shares of common stock at a conversion price of $0.10 per share. The total principal balance of these Convertible Promissory Notes was $25,000 at December 31, 2015.

In 2017, the Company issued two Convertible Promissory Notes to one entity in exchange for $30,000 in cash. These notes all mature in one year from issuance and carry a 10% interest rate per annum. The number of shares of common stock to be issued upon conversion is to be determined based on the Variable Conversion Price equaling 65% of the average closing price for the common stock during the three (3) trading day period ending on the latest complete trading day prior to the conversion date. The principal balance of these convertible promissory notes was $30,000 at June 30, 2017.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(8) NOTES PAYABLE TO THIRD PARTIES, continued

d) Third Party Note Payable

In March 2015, the Company entered into an agreement with a third party lender, who extended a $3,000,000 Senior Secured Note. Under the terms of this agreement a first draw was entered into in the amount of $375,000 as a Revolving Note. The lender retained $59,713 of this draw as fees. Under the terms of this Note, the Company was required to replace their credit card/debit card merchant processing to the lender. The lender retained 100% of the credit card/debit card transactions, and forwarded four wire transfers to the Company over a six week period. The credit card/debit card transactions for this six week period amounted to $84,534. The lender remitted $42,379 of this amount to the Company. Of the $42,155 retained by the lender, $14,861 was applied as principal reduction, $7,088 was applied to interest expense and the remaining $20,206 was charged as fees. The Senior Secured Note also called for the payment of a $75,000 investment banking fee. The lender has a continuing and unconditional first priority security interest in all property and proceeds of the Company.

In May 2015, when it was determined that this repayment structure was not practical for a restaurant operation, the lender agreed to restructure the Revolving Note into a Replacement Promissory Note. This Replacement Promissory Note carries interest at a stated rate of 18% with a maturity of June 1, 2016. The lender charged the Company a $25,000 penalty to convert the Revolving Note into a Replacement Promissory Note.

The Replacement Promissory Note called for interest only payments in June, July and August 2015. Starting in September the terms called for the payment of interest, principal starting at $33,649 increasing monthly to $38,474 in June 2016, as the interest on the then outstanding balance fell. In addition the Note called for the payment of a $10,600 Redemption Premium as part of the total monthly payment of $49,651.

As a direct result of delays in opening the new Writer Square location, the lender agreed to interest only payments via ACH draft every Monday.  In June 2015, the Company paid $1,080 per week, which was increased to $1,200 per week for July 1 through October 15, 2015. It was then increased to $1,500 per week from October 16, 2015 through the third week of March 2016, when it was increased to $2,000 per week.

The Company is in a technical default on this Replacement Promissory Note. At June 30, 2017, December 31, 2016 and December 31, 2015, the balance of the loan, inclusive of redemption premiums was $438,220; $438,220 and $446,139. The Company also accrued the $25,000 conversion penalty, the $75,000 investment banking fee and the $106,000 redemption premiums as accrued interest because the Replacement Promissory Note allows for prepayment but all these “fees” are due upon prepayment.

e) Writer Square Purchase Note Payable

In May 2015, as part of the closing on the Writer Square location, the seller took back a $25,000 promissory note. This note carried interest at a rate of 6% with a six month term with equal monthly payments. This note was paid in full during 2015.

f) Capital Hill Purchase Notes Payable

In March 2016, as part of the closing on the Capital Hill location, the seller took back two promissory notes. One of these notes was for $25,000 and carried interest at a rate of 6% with a six month term with equal monthly payments. The balance of this note was $6,344 at December 31, 2016 and $0 at June 30, 2017. The second note was for $15,000 and carried no stated interest and was due in a single lump sum payment in May 2016. The second note was paid in full during 2016.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(8) NOTES PAYABLE TO THIRD PARTIES, continued

g) Equipment Purchase Financing

In June 2016, the Company entered into a $50,000 equipment purchase financing agreement with a third party.  The loan is payable in 390 daily payments of $154 each business day and carries a 6.6% interest rate per annum.  The balance of the loan was $16,307 and $30,123 as of June 30, 2017 and December 31, 2016.

(9) STOCKHOLDERS’ DEFICIT

At June 30, 2017; December 31, 2016 and 2015, the Company has 490,000,000 shares of par value $0.0001 common stock authorized and 27,090,000; 26,530,000; and 24,705,000 issued and outstanding, respectively. At June 30, 2017; December 31, 2016 and 2015, the Company has 10,000,000 shares of par value $0.001 preferred stock authorized and 500,000 issued and outstanding, respectively.

On January 1, 2014, the Company issued 10,000,000 common shares and 500,000 Series A preferred shares to the founder for the acquisition of J&F Restaurants, LLC, (El Senor Sol and Illegal Burger - both in Evergreen). These shares were issued for the net book value of the acquired business. In April 2014 the Company issued 5,000,000 shares to the founder for the acquisition of Illegal Burger, LLC (Arvada). These shares were issued for the net book value of the acquired business.

In April 2015 the Company issued 5,000,000 shares to the founder for the acquisition of Illegal Burger Writer Square, LLC. These shares were issued for the net book value of the acquired business.

 In April 2015 the Company issued 1,500,000 shares to an independent consultant for three years services valued at $75,000. During 2016, the agreement was cancelled and the independent consultant returned 600,000 shares valued at $30,000, and the shares were retired.

During 2016 and 2015, the Company issued 275,000 and 1,830,000 shares of its common stock to settle indebtedness of $27,500 and $181,472, respectively.

During 2016 and 2015, the Company issued 2,150,000 and 1,375,000 shares of its common stock in exchange for $198,000 and $127,500 in cash, respectively.

During the six months ended June 30, 2017, the Company issued 560,000 shares in exchange for $50,000 in cash.

The rights and privileges of the Series A preferred stock are solely as a “super voting” stock, whereby each one share of Series A holds votes amounting to the equivalent of 100,000 shares of common stock. Therefore, the 500,000 shares of Series A issued and outstanding hold an aggregate votes equal to 500,000,000 common shares. The Series A shares have no dividend rights, no liquidation preferences, are not transferable and can be redeemed by the holder for $5,000 in cash from the Company for the entire 500,000 share block at the holders option.

(10) INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(10) INCOME TAXES, continued

The components of income tax provision (benefit) related to continuing operations are as follows at December 31, 2016:

	2016	2015
Current	$ -	$ -
Deferred	$ -	$ -
Total tax provisions	$ -	$ -

The following is a reconciliation of the effective income tax rate with the statutory income tax rate at December 31:

	2016	2015
US Federal statutory income tax rate	(34.0)%	(34.0)%
State income tax, net of federal benefit	(1.6)%	(1.6)%
Temporary differences, net	35.6%	35.6%
Valuation allowance	0.0%	0.0%

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at December 31:

	2016	2015
Deferred tax assets:
Net operating loss carry forwards	$410,044	$315,002
Deferred compensation	27,782	3,285
Stock based compensation	13,161	9,871
Other	7,619	342
Less: valuation allowance	(458,606)	(324,431)
Total	-	4,069
Deferred tax liabilities:
Depreciation	-	-
Net deferred tax assets	-	(4,069)
Net deferred tax assets	$-	$-

The change in valuation allowance was $134,175 and $324,431 for the years ended December 31, 2016 and 2015, respectively.  We have recorded a 100% valuation allowance related to the deferred tax asset for the loss from operations.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences become deductible.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(10) INCOME TAXES, continued

In accordance with the provisions of ASC 740: Income Taxes, we record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2016 and 2015, we have no liabilities for uncertain tax positions. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(11) COMMITMENTS AND CONTINGENCIES

a) Real Property Leases

The Company leases 5 (five) restaurant spaces from unrelated parties. Rent expense paid was $218,120 and $179,573 for the six months ended June 30, 2017 and 2016 and $391,909 and $245,909 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under these real property lease agreements are as follows:

For the Year Ending December 31,	ESSE	IBE	IBA	IBWS	IBCH	Total
2017 - six months	$ 9,360	$ 5,600	$ 35,576	$ 48,600	$ 32,113	$ 131,249
2018	$ -	$ -	$ 72,616	$ 98,107	$ 65,511	$ 236,234
2019	$ -	$ -	$ 74,795	$ 102,643	$ 67,477	$ 244,915
2020	$ -	$ -	$ 77,038	$ 102,643	$ 69,501	$ 249,182
2021	$ -	$ -	$ 25,931	$ 102,643	$ 23,394	$ 151,968
Thereafter	$ -	$ -	$ -	$ 424,259	$ -	$ 424,259
Total minimum lease payments	$ 9,360	$ 5,600	$ 285,956	$ 878,895	$ 257,996	$ 1,437,807

ESSE: El Senor Sol - Evergreen; IBE: Illegal Burger - Evergreen; IBA: Illegal Burger - Arvada; IBWS - Illegal Burger - Writer Square; IBCH - Illegal Burger - Capital Hill

b) Other

The Company is subject to asserted claims and liabilities that arise in the ordinary course of business. The Company maintains insurance policies to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect the Company’s financial position or results of operations.

(11) CONCENTRATIONS OF CREDIT RISK

a) Cash

The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balance in excess of FDIC insured limits at June 30, 2017, December 31, 2016 and 2015.

NIXON RESTAURANT GROUP, INC.

Notes to Consolidated Financial Statements

(Information as to the nine months ended June 30, 2017 is unaudited)

(12) SUBSEQUENT EVENTS

a) Future Receivables Sale Agreements

In August 2017, the Company entered into three new agreements for the sale of future receivables. The Company received $50,000 under the second agreement, which calls for daily payments of $383. The proceeds were partially used to repay in full the balance of an existing agreement with a different creditor in the amount of $14,294.The Company received $25,000 under the second agreement, which calls for daily payments of $399. The Company received $45,000 under the third agreement, which calls for daily payments of $450.

b) Real Property Leases

The Company’s leases for El Senor Sol – Evergreen and Illegal Burger – Evergreen locations expired on August 31, 2017. The Company is currently negotiating the lease terms for these locations.

c) Stockholder’s Equity

In August 2017 we issued 3,000,000 shares of common stock in settlement of $30,000 convertible debt

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition transaction (the "Reverse Acquisition") between West Coast Ventures Group Corp. ("WCVC") and Nixon Restaurant Group, Inc. ("NRG"). In the Reverse Acquisition, WCVC issued 5,418,000 shares of its common stock to the shareholders of NRG in exchange for all of the issued and outstanding common shares of NRG, which resulted in NRG becoming a wholly-owned subsidiary of WCVC. As owners and management of NRG have voting and operating control of WCVC following the Reverse Acquisition, the transaction is accounted for as a reverse acquisition. Further as the majority owner of NRG holds a majority ownership in WCVC, the reverse acquisition is accounted for as a merger between entities under common control.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Acquisition are described in the accompanying unaudited notes presented on the following pages. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2016, and the six months ended June 30, 2017, present the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2016..

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had WCVC and NRG been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, NRG's audited financial statements for the years ended December 31, 2016 and 2015, NRG's unaudited interim financial statements for the six month period ended June 30, 2017, WCVC's audited financial statements for the eight month transition period ended December 31, 2016, WCVC's audited financial statements for the year ended April 30, 2016 as included in its Annual Report on Form 10K for the year ended December 31, 2016, WCVC's unaudited interim financial statements for the quarter ended March 31, 2017 as included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

for the Year Ended December 31, 2016

	West Coast Ventures Group, Corp.	Nixon Restaurant Group, Inc.	Pro Forma Adjust-ments	Note	Pro Forma Condensed Consolidated
Revenues	$ -	$ 2,458,690	-		$ 2,458,690
Cost of Sales	328,205	2,661,877	-		2,990,082
Income from operations	(328,205)	(203,187)	-		(531,392)
Other Expense
Pre-opening costs	-	19,712	-		19,712
Interest expense	27,474	154,271	-		181,745
Total other expense	27,474	173,983	-		201,457
Loss before income taxes	(355,679)	(377,170)	-		(732,849)
Provision for income taxes	-	-	-		-
Net Loss	$ (355,679)	$ (377,170)	-		$ (732,849)
Basic and diluted net (loss) income per share	$ (0.03)	$ (0.01)	-		$ (0.04)
Weighted average shares outstanding	11,843,646	26,220,260	-		17,261,646

Unaudited Pro Forma Consolidated Condensed Balance Sheet

as at June 30, 2017

	West Coast Ventures Group, Corp.	Nixon Restaurant Group, Inc.	Pro Forma Adjust-ments	Note	Pro Forma Condensed Consolidated
Assets
Current Assets	$ 400	$ 46,447	-		$ 46,847
Property & Equipment, net	-	267,311	-		267,311
Other Assets	2,691	150,067	-		152,758
Total Assets	$ 3,091	$ 463,825			$ 466,916
Liabilities
Current Liabilities
Accounts Payable & Other Current Liabilities	$ 187,265	$ 597,159	-		$ 784,424
Loans Payable	343,235	662,527	-		1,005,762
Total Liabilities	530,500	1,259,686	-		1,790,186
Equity
Preferred Stock, par value	-	50	(50)	1a)
			500	1b)	500
Common Stock , par value	22,088	2,709	(2,709)	1a)
			5,418	1b)	27,506
Additional paid in capital	467,332	681,691	(3,159)	1b)	129,035
			(1,016,829)	1c)
Accumulated deficit	(1,016,829)	(1,480,311)	1,016,829	1c)	(1,480,311)
Total Equity	(527,409)	(795,861)	0		(1,323,270)
Total Liabilities & Equity	$ 3,091	$ 463,825	$ 0		$ 466,916

Unaudited Pro Forma Consolidated Condensed Statement of Operations

for the Six Months Ended June 30, 2017

	West Coast Ventures Group, Corp.	Nixon Restaurant Group, Inc.	Pro Forma Adjust-ments	Note	Pro Forma Consolidated
Revenues	$ -	$ 1,366,879	-		$ 1,366,879
Cost of Sales	22,304	1,505,459			1,527,763
Income from operations	(22,304)	(138,580)			(160,804)
Other Expense
Pre-opening costs	-	-			0
Interest expense	21,436	73,801			95,237
Total other expense	21,436	73,801			95,237
Loss before income taxes	(43,740)	(212,381)			(256,121)
Provision for income taxes	-	-			-
Net Loss	$ (43,740)	$ (212,381)			$ (256,121)
Basic and diluted net (loss) income per share	$ (0.02)	$ (0.01)			$ (0.01)
Weighted average shares outstanding	15,088,544	26,799,171			20,506,544

Notes to the Unaudited Pro-Forma Consolidated Condensed Financial Statements

1.  Pro Forma Adjustments at June 30, 2017

The following adjustments were recorded to present the unaudited pro forma consolidated condensed balance sheet as at June 30, 2016, as though the Reverse Acquisition occurred on June 30, 2017:

a) To reverse the balances in the shareholders' equity accounts of NRG at June 30,2017.

b) To reflect the issuance of the 5,418,000 common and 500,000 preferred shares in connection with the Reverse Acquisition. The balance of the value of consideration transferred in excess of the par value of $0.001 per share is charged to Additional Paid In Capital.

c) To reclassify WCVC Accumulated Deficit to Additional Paid In Capital.